As filed with the U.S. Securities and Exchange Commission on May 28, 2015

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________

E*TRADE Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	94-2844166
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1271 Avenue of the Americas, 14th Floor
New York, New York 10020
(Address of Principal Executive Offices)
____________________

E*TRADE Financial Corporation 2015 Omnibus Incentive Plan
(Full Title of the Plan)
____________________

Karl A. Roessner
General Counsel
E*TRADE Financial Corporation
1271 Avenue of the Americas, 14th Floor
New York, New York 10020
 (Name and Address of Agent for Service)
(646) 521-4300
(Telephone Number, including Area Code, of Agent for Service)
____________________

Copies to:
Brian V. Breheny
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, D.C. 20005
(202) 371-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

E*TRADE Financial Corporation Common Stock, par value $0.01 per share (the “Common Stock”)	12,265,932	$29.76	$365,034,136.32	$42,416.97

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional shares of Common Stock of E*TRADE Financial Corporation (the “Registrant”) that may, with respect to the shares of Common Stock registered hereunder, become issuable under the Registrant’s 2015 Omnibus Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, on the basis of the average of the high and low prices per share of the Common Stock as reported on NASDAQ on May 22, 2015.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.  Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.0001162 and the proposed maximum aggregate offering price.

EXPLANATORY NOTE

E*TRADE Financial Corporation (the “Registrant”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act to register shares of its Common Stock, par value $0.01 per share, issuable pursuant to the Registrant’s 2015 Omnibus Incentive Plan (the “2015 Plan”).  As of May 27, 2015 (the “Effective Date”), no further grants may be made under the 2005 Equity Incentive Plan (the “Prior Plan”).  Any shares that were available for issuance under the Prior Plan and that were not subject to outstanding awards under the Prior Plan became available for issuance (in addition to the newly authorized shares) under the 2015 Plan.  Accordingly, upon the Effective Date, a total of 12,265,932 shares became available for delivery under the 2015 Plan, including (i) 6,000,000 newly authorized shares and (ii) 6,265,932 shares previously registered on Form S-8 pursuant to Registration Statements No. 333-125351, 333-159653 and 333-168939 that were available for issuance under the Prior Plan.

With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the U.S. Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

We are incorporating by reference certain information that we have filed with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”).  The information contained in the documents that we are incorporating by reference is considered to be part of this registration statement, and the information that we later file with the SEC will automatically update and supersede the information contained or incorporated by reference into this registration statement.  We are incorporating by reference:

•	our annual report on Form 10-K for the year ended December 31, 2014, which we filed with the SEC on February 24, 2015;

•	our definitive proxy statement on Schedule 14A for the Registrant’s 2015 Annual Meeting of Stockholders, which we filed with the SEC on March 25, 2015;

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2015, which we filed with the SEC on May 6, 2015;

•	our current reports on Form 8-K filed with the SEC on January 15, 2015; March 5, 2015; March 17, 2015; and May 8, 2015; and

•
the description of our Common Stock contained in Registration Statement on Form 8-A12B (No. 001-11921) filed on July 12, 1996, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Unless expressly incorporated into this registration statement, a report furnished but not filed on Form 8-K under the Exchange Act shall not be incorporated by reference into this registration statement.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

The validity of the securities has been passed upon by Karl A. Roessner, our General Counsel.  Mr. Roessner beneficially owns shares of our Common Stock and options to purchase shares of our Common Stock.

Item 6.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation) in which such person is involved by reason of the fact that he or she served or is serving in these capacities, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.  In the case of an action or suit made or brought by or in the right of the corporation to procure a judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, except for such expenses as the court may allow.  To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.  No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Article Tenth of our Amended and Restated Certificate of Incorporation and Article 5 of our Amended and Restated Bylaws provide for the indemnification of our directors and officers to the fullest extent authorized or permitted by applicable law as it presently exists or is amended.  In connection with the incorporation of the Registrant into the State of Delaware, the Registrant entered into indemnification agreements with each director and certain officers.  The Indemnification Agreements provide indemnification to such directors and officers under certain circumstances for acts or omissions which may not be covered by directors’ and officers’ liability insurance.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

Exhibit Number	Description

4.1	E*TRADE Financial Corporation 2015 Omnibus Incentive Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 25, 2015).

4.2	Restated Certificate of Incorporation of E*TRADE Financial Corporation as currently in effect (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-Q filed on August 4, 2010).

4.3	Amended and Restated Bylaws of E*TRADE Financial Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on July 1, 2014).

5.1	Opinion of Karl A. Roessner, Esq.*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Karl A. Roessner, Esq. (included as part of Exhibit 5.1 hereto).*

24.1	Powers of Attorney (included on the signature page hereto).*
_________________
 *  Filed herewith

Item 9.  Undertakings

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of May, 2015.

E*TRADE FINANCIAL CORPORATION

By:	/s/ Paul T. Idzik
	Name:	Paul T. Idzik
	Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Karl A. Roessner and Matthew J. Audette, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul T. Idzik	Chief Executive Officer and Director	May 28, 2015
Paul T. Idzik	(Principal Executive Officer)

/s/ Matthew J. Audette	Executive Vice President and Chief Financial Officer	May 28, 2015
Matthew J. Audette	(Principal Financial and Accounting Officer)

/s/ Rodger A. Lawson	Chairman of the Board of Directors	May 28, 2015
Rodger A. Lawson

/s/ Richard J. Carbone	Director	May 28, 2015
Richard J. Carbone

/s/ James P. Healy	Director	May 28, 2015
James P. Healy

/s/ Frederick W. Kanner	Director	May 28, 2015
Frederick W. Kanner

Director
James Lam

/s/ Shelley B. Leibowitz	Director	May 28, 2015
Shelley B. Leibowitz

/s/ Rebecca Saeger	Director	May 28, 2015
Rebecca Saeger

/s/ Joseph L. Sclafani	Director	May 28, 2015
Joseph L. Sclafani

/s/ Gary H. Stern	Director	May 28, 2015
Gary H. Stern

/s/ Donna L. Weaver	Director	May 28, 2015
Donna L. Weaver

EXHIBIT INDEX

Exhibit Number	Description

4.1	E*TRADE Financial Corporation 2015 Omnibus Incentive Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 25, 2015).

4.2	Restated Certificate of Incorporation of E*TRADE Financial Corporation as currently in effect (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-Q filed on August 4, 2010).

4.3	Amended and Restated Bylaws of E*TRADE Financial Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on July 1, 2014).

5.1	Opinion of Karl A. Roessner, Esq.*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Karl A. Roessner, Esq. (included as part of Exhibit 5.1 hereto).*

24.1	Powers of Attorney (included on the signature page hereto).*
_________________
 *  Filed herewith